BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT


STATE OF SOUTH CAROLINA
                              KNOWN ALL MEN BY THESE PRESENTS:
COUNTY OF RICHLAND

      By a Special Warranty Deed (the "Deed") of even date with the date hereof, HARBOR LANDING AP XI, L.P., a South Carolina limited partnership ("Seller"), conveyed to NEW PLAN REALTY TRUST, a Massachusetts business trust ("Purchaser"), the real property (the "Real Property") described on Exhibit "A" to the Deed, together with all improvements located thereon.

      As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of FOUR MILLION, EIGHT HUNDRED SIXTY THOUSAND and NO/100 DOLLARS ($4,860,000.00) to the Seller.

      NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

      1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property including, without limitation, all items of personal property described on Exhibit A hereto (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property").

      2. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED and ASSIGNED and by these present does GRANT, CONVEY, SELL TRANSFER and ASSIGN unto the Purchaser all of the Seller's right, title and interest in and to the trade name "HARBOR Landing Apartments".

      3. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to the lease Agreement between Seller and Salon Automated Services dated April 24, 1995, and all bonds, warranties and guaranties which relates to the Real Property or Personal Property.

      Purchaser accepts the Personal Property, and acknowledges that the conveyance of the Personal Property to Purchaser is made by Seller, on an "as is, where is, and with all faults" basis. Purchaser expressly acknowledges that, except for the warranty of title contained in the Deed delivered to Purchaser contemporaneously herewith, Seller makes no warranty or representation of any kind, oral or written, express or implied, or arising by operation of law with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title set forth in the Deed), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the property with governmental laws, the truth, accuracy or completeness of any information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Personal Property.

      Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations contained in the contracts assigned hereunder which are to be performed by Seller and hereby indemnifies and agrees to defend Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and agrees to hold Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, harmless from and against any and all liability, cost, claim, cause of action, fine, fee, lien, loss, damage or expenses, including reasonable attorneys' fees and expense, suffered or incurred by any of them as a result of any alleged failure of Purchaser to perform such covenants or obligations.

      This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

      TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

      EXECUTED effective as of this  day of September, 1995 (the "Closing
      Date").

                  ASSIGNOR:

                  HARBOR LANDING AP XI, L.P.
                  a South Carolina limited partnership

                  By:   Angeles Partners XI GP Limited Partnership, a South
                  Carolina limited partnership, in its capacity as
                  general partner and to confirm its primary, joint and several liability

                        By:   Angeles Realty Corporation II, a California
                        corporation, in its capacity as general partner and to confirm its primary, joint and several liability

/s/Marcus McCall              By:/s/Robert D. Long, Jr.
First Witness                 Title:Chief Accounting Officer and Controller

/s/Kelley M. Buechler
Second Witness

                        ASSIGNEE:

                        NEW PLAN REALTY TRUST,
                        a Massachusetts business trust


                        By:
                        Name:
                        Title:                President






                                    EXHIBIT A

                                       TO
                 BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

Real Property


All that certain piece, parcel or tract of land lying southeast of the City of Columbia in Richland County, South Carolina, consisting of Parcel A, containing
15.32 acres, and Parcel B, containing 4.63 acres, as shown and delineated on a plat of Fountain Lake Apartments prepared by William Wingfield, Registered

Surveyor, dated November 23, 1976, revised February 1, 1977, which plat is recorded in Plat Book X at page 7529 in the Office of the R.M.C. for Richland County, South Carolina.

Together with the following fixtures and personalty, if any, located on the above described Real Property:


All fixtures, machinery, vehicles, if any, tools, signs, equipment, furnishings and furniture; tangible and intangible personal property; and replacements, inventories and supplies, all furniture, furnishings and carpeting; all heating, lighting, plumbing, electrical and air conditioning fixtures, equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment; and all ventilating, incinerating, disposal, cleaning, maintenance, snow removal and landscaping equipment; excluding, however, from the foregoing such items of furniture, furnishings and other tangible and intangible personal property and trade fixtures as are owned by tenants in occupancy under leases and pursuant to which leases such tenants have the right to remove the same.